Exhibit 99

Valley National Bancorp has authorized the purchase of up to 500,000 shares of its outstanding common stock. Purchases may be made from time to time through 1995 in the open market or in privately negotiated transactions, at prices not exceeding prevailing market prices. Valley currently has 30,626,459 common shares outstanding.

The acquired shares are to be held in treasury to be used for the exercise of employee stock options and the exercise of outstanding warrants that expire December 31, 1995.